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                                                                    EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS


    We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3 No. 62777) dated October 31, 1995 and the related Prospectus of The Walt Disney Company and DC Holdco, Inc. and to the incorporation by reference therein of our reports dated February 28, 1995 with respect to the consolidated financial statements and schedule of Capital Cities/ABC, Inc. included in its Annual Report and Form 10-K for the year ended December 31, 1994, filed with the Securities and Exchange Commission.


                                          ERNST & YOUNG LLP


New York, New York
October 27, 1995